UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

American Depositary Shares, Series 5 Non-Cumulative Callable Dollar Preference Shares, Series 5	New York Stock Exchange New York Stock Exchange*

* Application is made for listing only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-145845

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On August 31, 2007, Barclays Bank PLC (the “Registrant”) filed a Registration Statement on Form F-3 which included a prospectus (the “Prospectus”) relating to the Registrant’s Debt Securities, Preference Shares and American Depositary Shares. On April 9, 2008, the Registrant filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated April 8, 2008 (the “Prospectus Supplement”) to the Prospectus relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Preference Shares” and “Tax Considerations” in the Prospectus and the information contained in the sections captioned “Description of Preference Shares”, “Description of American Depositary Receipts” and “Tax Considerations” in the Prospectus Supplement, each of which supersedes the corresponding information contained in the Prospectus.

Item 2.	Exhibits.

4.1	Memorandum and Articles of Association of the Registrant, as amended on April 8, 2008.

4.2

A copy of the special resolutions passed by the Registrant’s shareholders on April 9, 2008 setting out the terms of the Non-Cumulative Callable Dollar Preference Shares, Series 5 (the “Preference Shares”).

4.3	Form of global share warrant to bearer representing the Preference Shares.

4.4	Form of American Depositary Receipt evidencing American Depositary Shares (the “ADSs”) each representing one Preference Share.

4.5	Deposit Agreement, dated as of April 25, 2006, among the Bank, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder.

99.1

Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Prospectus and the Prospectus Supplement (File No. 333-145845) filed with the Commission on August 31, 2007 and April 9, 2008, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: May 1, 2008	By:	/s/ Nick Lambert
	Name:	Nick Lambert
	Title:	Director, Capital Issuance and Securitisation

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	A copy of the Memorandum and Articles of Association of the Registrant, as amended on April 8, 2008.
4.2	A copy of the special resolutions passed by the Registrant’s shareholders on April 9, 2008 (incorporated by reference to Form 6-K (File No. 001-10257) filed with the Commission on April 11, 2008).
4.3	Form of global share warrant to bearer representing Non-Cumulative Callable Dollar Preference Shares, Series 5 (the “Preference Shares”).
4.4	Form of American Depositary Receipt evidencing American Depositary Shares (the “ADSs”) each representing one Preference Share.
4.5

Deposit Agreement, dated as of April 25, 2006, among the Bank, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.5 to Form 8-A (File No. 001-10257) filed with the Commission on December 10, 2007).

99.1

Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registration Statement on Form F-3 and the Prospectus Supplement (File No. 333-145845) filed with the Commission on August 31, 2007 and April 9, 2008, respectively).